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                                                                     EXHIBIT 2.4



               SECOND SUPPLEMENTAL INDENTURE TO THE 1996 INDENTURE


      SECOND SUPPLEMENTAL INDENTURE, dated as of September 30, 1997 (the "Second Supplemental Indenture"), to the 1996 Indenture (as defined below), among OUTDOOR SYSTEMS, INC., a Delaware corporation (the "Company"), the Guarantors (as defined in the 1996 Indenture), each of the subsidiaries of the Company listed on Schedule A annexed hereto (collectively, the "Additional Guarantors") and THE BANK OF NEW YORK, a New York banking corporation, as trustee (together with any successor trustee appointed in accordance with the terms of the 1996 Indenture, the "Trustee").

                              W I T N E S S E T H:

      WHEREAS, the Company has issued its 9-3/8% Senior Subordinated Notes due 2006 (the "Securities") in the aggregate principal amount of $250,000,000 under and pursuant to the Indenture, dated as of October 15, 1996 (the "1996 Indenture") among the Company, the Guarantors named therein and the Trustee, as amended and supplemented by the First Supplemental Indenture, dated as of June 23, 1997 by and among the Company, the Guarantors as defined in the 1996 Indenture, the Additional Guarantors named therein and the Bank of New York, as trustee; and

      WHEREAS, each of the Additional Guarantors has become a Restricted Subsidiary and pursuant to Section 4.21 of the 1996 Indenture is obligated to enter into this Second Supplemental Indenture, and thereby become a Guarantor (as defined in the 1996 Indenture) as provided in Article X of the 1996 Indenture; and

      WHEREAS, pursuant to Section 8.01(4) of the 1996 Indenture, the Company, the Guarantors, the Additional Guarantors and the Trustee may enter into this Second Supplemental Indenture without the consent of any Holder; and

      WHEREAS, all consents and notices required to be obtained and given as conditions to the execution of this Second Supplemental Indenture pursuant to the 1996 Indenture and all other documents relating to the Securities have been obtained and given;

      NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

                                   ARTICLE I.

                           AUTHORIZATION; DEFINITIONS

      Section 1.01. Second Supplemental Indenture. This Second Supplemental Indenture is supplemental to, and is entered into in accordance with Section
8.01 of, the 1996 Indenture, and except as modified, amended and supplemented by this Second Supplemental Indenture, the provisions of the 1996 Indenture are in all respects ratified and confirmed and shall remain in full force and effect.

      Section 1.02. Definitions. Unless the context shall otherwise require, all terms which are defined in Section 1.01 of the 1996 Indenture shall have the same meanings, respectively, in this Second Supplemental Indenture as such terms are given in said Section 1.01 of the 1996 Indenture.
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                                   ARTICLE II.

                              ADDITIONAL GUARANTORS

      Section 2.01. Additional Guarantors. Pursuant to Section 10.04 of the 1996 Indenture, each of the Additional Guarantors (as defined in the Preamble of this Second Supplemental Indenture) hereby expressly assumes the obligations of, and otherwise agrees to perform all of the duties of, a Guarantor under the 1996 Indenture, subject to the terms and conditions thereof, as of the date set forth opposite the name of such Additional Guarantor on Schedule A hereto.

                                  ARTICLE III.

      Section 3.01. Effective Date. This Second Supplemental Indenture shall become effective upon execution and delivery hereof.

      Section 3.02. Counterparts. This Second Supplemental Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

      Section 3.03. Acceptance. The Trustee accepts the 1996 Indenture, as supplemented by this Second Supplemental Indenture, and agrees to perform the same upon the terms and conditions set forth therein as so supplemented. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Second Supplemental Indenture or the due execution by the Company, the Guarantors or the Additional Guarantors, or for or in respect of the recitals contained herein, all of which are made by the Company solely.

      Section 3.04. Successors and Assigns. All covenants and agreements in this Second Supplemental Indenture by the Company, the Guarantors, the Additional Guarantors or the Trustee shall bind its respective successors and assigns, whether so expressed or not.

      Section 3.05. Severability. In case any provision in this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      Section 3.06. Governing Law. This Second Supplemental Indenture shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to conflicts of laws provisions thereof.

      Section 3.07. Incorporation into 1996 Indenture. All provisions of this Second Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the 1996 Indenture; and the 1996 Indenture, as amended and supplemented by this Second Supplemental Indenture, shall be read, taken and construed as one and the same instrument.


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      IN WITNESS WHEREOF, the parties have caused this Second Supplemental
Indenture to be duly executed, all as of the date first above written.


                                        OUTDOOR SYSTEMS, INC.


                                        By:  /s/ William S. Levine
                                             -----------------------------------
                                             Name:  William S. Levine
                                             Title: Chairman of the Board
ATTEST:

/s/ Bill M. Beverage
------------------------------
Bill M. Beverage
Secretary

                                        GUARANTORS:

                                        OUTDOOR SYSTEMS PAINTING, INC.

                                        OS ADVERTISING OF TEXAS PAINTING, INC.

                                        OS BASELINE, INC.

                                        DECADE COMMUNICATIONS GROUP, INC.

                                        BENCH ADVERTISING COMPANY OF
                                          COLORADO, INC.

                                        NEW YORK SUBWAYS ADVERTISING CO.,
                                          INC.

                                        OS BUS, INC.

                                        OUTDOOR SYSTEMS (NEW YORK), INC.


                                        By:  /s/ William S. Levine
                                             -----------------------------------
                                             Name:  William S. Levine
                                             Title: Chairman of the Board
ATTEST:

/s/ Bill M. Beverage
------------------------------
Bill M. Beverage
Secretary

                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]


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                                        ADDITIONAL GUARANTORS:

                                        ATLANTA BUS SHELTERS
                                             BY: OUTDOOR SYSTEMS, INC.,
                                             GENERAL PARTNER

                                        NATIONAL ADVERTISING COMPANY

                                        PACIFIC CONNECTION, INC.


                                        By:  /s/ William S. Levine
                                             -----------------------------------
                                             Name:  William S. Levine
                                             Title: Chairman of the Board

ATTEST:

/s/ Bill M. Beverage
------------------------------
Bill M. Beverage
Secretary

                                        THE BANK OF NEW YORK, as Trustee


                                        By:  /s/ Sandra Carreker
                                             -----------------------------------
                                             Name:  Sandra Carreker
                                             Title: Agent

ATTEST:


/s/ Deborah T. Daly
------------------------------
Name:  Deborah t. Daly
Title: Agent


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                                   SCHEDULE A

                              ADDITIONAL GUARANTORS


Name                                                                Date
----                                                                ----

Atlanta Bus, Shelters, a Georgia general partnership        September 30, 1997

National Advertising Company, a Delaware corporation        September 30, 1997

Pacific Connection, Inc., a Delaware corporation            September 30, 1997



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